News Release

AMERIS BANCORP ANNOUNCES FOURTH QUARTER AND
RECORD FULL YEAR 2025 FINANCIAL RESULTS

Highlights of Ameris’s results for the fourth quarter of 2025 include the following:
•Net income of $108.4 million, or $1.59 per diluted share
•Return on average assets ("ROA") of 1.57%
•Return on average tangible common equity(1) of 14.46%
•Efficiency ratio improvement to 46.59%
•Earning asset growth of $374.0 million, or 5.9% annualized
•Net interest margin (TE) expansion of five bps to 3.85% for the fourth quarter of 2025
•Growth in net interest income of $7.3 million, or 12.2% annualized, from third quarter of 2025
•Loan growth of $255.1 million, or 4.8% annualized
•Tangible book value(1) growth of $1.28 per share, or 11.8% annualized, to $44.18 at December 31, 2025
•Increased share repurchases totaling $40.8 million of stock, or 563,798 shares, in the quarter

Highlights of Ameris’s results for the full year of 2025 include the following:
•Net income of $412.2 million, or $6.00 per diluted share
•ROA of 1.54%
•Return on average tangible common equity(1) of 14.49%
•Net interest margin (TE) of 3.79% for the full year 2025
•Earning asset growth of $1.32 billion, or 5.5%
•Total deposits increase of $653.5 million, or 3.0%
•Tangible book value(1) growth of $5.59 per share, or 14.5%, to $44.18 at December 31, 2025
•TCE ratio(1) of 11.37%, compared with 10.59% one year ago
•Allowance for loan losses of 1.62% of loans at December 31, 2025
•Decline in net charge-offs to 0.18% of average total loans

ATLANTA, GA, January 29, 2026 - Ameris Bancorp (NYSE: ABCB) (the "Company") today reported net income of $108.4 million, or $1.59 per diluted share, for the quarter ended December 31, 2025, compared with $94.4 million, or $1.37 per diluted share, for the quarter ended December 31, 2024.

For the year ended December 31, 2025, the Company reported net income of $412.2 million, or $6.00 per diluted share, compared with $358.7 million, or $5.19 per diluted share, for the same period in 2024. The increase in net income was primarily attributable to an increase in net interest income of $87.7 million, or 10.3%, over the same period.

Commenting on the Company’s results, Palmer Proctor, the Company’s Chief Executive Officer, said, "We are proud of our fourth quarter performance and the strong finish to another successful year for Ameris. We remained disciplined and focused on core profitability and enhancing franchise value for our shareholders. This is highlighted by our strong ROA of 1.54%, profitable asset growth that drove margin expansion and positive operating leverage, all accomplished while growing tangible book value over 14% during the year. We reinvested in ourselves, utilizing our share buyback authorization to purchase over $77 million of our common stock in 2025. Given our proven track record and robust capital levels, we are well positioned to capitalize on the growth opportunity across our Southeast footprint going forward."

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis (TE) was $246.3 million in the fourth quarter of 2025, an increase of $7.4 million, or 3.1%, from last quarter and $23.5 million, or 10.6%, compared with the fourth quarter of 2024. The Company's net interest margin expanded to 3.85% for the fourth quarter of 2025, a five basis point increase from 3.80% reported for the third quarter of 2025 and a 21 basis point improvement from the 3.64% reported for the fourth quarter of 2024. The increase in net interest margin is primarily attributable to decreased deposit costs and the redemptions of subordinated debt during the third and fourth quarters of 2025.

Net interest income on a tax-equivalent basis for the full year 2025 increased $87.7 million to $940.7 million, compared with $853.0 million for 2024. The increase in net interest income is primarily attributable to decreased yields on interest-bearing deposits compared with the prior year. Interest income on a tax-equivalent basis increased $16.2 million, while interest-bearing deposit funding costs decreased by $60.5 million and non-deposit funding costs decreased by $11.0 million. The Company's net interest margin was 3.79% for 2025, compared with 3.56% for 2024.

Yields on earning assets decreased five basis points during the quarter to 5.61%, compared with 5.66% in the third quarter of 2025. This decrease is primarily related to a decrease in yields on loans from 5.87% for the third quarter of 2025 to 5.84% during the fourth quarter of 2025. Compared with the fourth quarter of 2024, yields on earning assets decreased six basis points from 5.67%, and loan yields decreased three basis points from 5.87%.

The Company’s total cost of funds was 1.95% in the fourth quarter of 2025, a decrease of 10 and 27 basis points compared with the third quarter of 2025 and fourth quarter of 2024, respectively. Deposit costs decreased seven basis points during the fourth quarter of 2025 to 1.87%, compared with 1.94% in the third quarter of 2025. Costs of interest-bearing deposits decreased from 2.82% in the third quarter of 2025 to 2.66% in the fourth quarter of 2025, with average balance increases in NOW, money market, and brokered deposit accounts being offset by decreased costs across all deposit categories.

Noninterest Income
Noninterest income decreased $14.4 million, or 18.9%, in the fourth quarter of 2025 to $61.8 million, compared with $76.3 million for the third quarter of 2025. Mortgage banking activity decreased by $8.8 million, or 21.6%, to $31.9 million in the fourth quarter of 2025, compared with $40.7 million for the third quarter of 2025. Total production in the retail mortgage division increased $120.8 million, or 11.0%, to $1.22 billion in the fourth quarter of 2025, compared with $1.09 billion for the third quarter of 2025. The retail mortgage open pipeline was $701.9 million at the end of the fourth quarter of 2025, compared with $787.2 million for the third quarter of 2025. Gain on sale spreads were flat in the fourth quarter of 2025 compared with the third quarter of 2025, remaining at 2.20%. Additionally, gain on sale securities decreased $1.6 million in the fourth quarter of 2025 compared with the third quarter of 2025.

Other noninterest income decreased $3.8 million, or 37.5% in the fourth quarter of 2025 compared with the third quarter. Included in other noninterest income in the fourth quarter of 2025 was a loss on the sale of mortgage servicing rights of $1.1 million compared with a gain of $125,000 in the third quarter of 2025, a servicing right impairment of $910,000 that did not occur in the prior quarter, and losses of $9,000 and $1.0 million on the sale of SBA loans and debt redemption, respectively, compared with gains of $427,000 and $572,000, respectively, in the third quarter of 2025. These decreases were partially offset by increases in merchant fee income and BOLI income of $494,000 and $321,000, respectively, compared with the prior quarter.

For the full year 2025, noninterest income decreased $22.2 million, or 7.6%, to $271.0 million, compared with $293.3 million for 2024. Mortgage banking activity decreased by $13.5 million, or 8.4%, to $147.0 million in 2025, compared with $160.5 million in 2024. Production in the retail mortgage division decreased to $4.51 billion in 2025, compared with $4.63 billion in 2024, while gain on sale spreads decreased to 2.20% in 2025 from 2.37% in 2024. Gain (loss) on securities decreased $10.7 million, or 86.7%, as the Company recorded a gain on conversion of Visa Class B stock and related realized gain (loss) on subsequent sales totaling $12.3 million in 2024, compared with realized gains on other investments of $1.6 million during 2025. Other noninterest income decreased $10.5 million, or 24.2%, in 2025, compared with 2024. This decrease primarily resulted from a net loss on sale of MSR of $660,000 in 2025, compared with a gain of $10.5 million in 2024.

Noninterest Expense
The Company has remained disciplined on expense control, with noninterest expense decreasing $11.5 million, or 7.4%, in the fourth quarter of 2025 to $143.1 million, compared with $154.6 million for the third quarter of 2025. Salaries and employee benefits decreased $9.0 million, primarily due to decreases in incentive compensation, healthcare costs and 401(k) expenses. Advertising and marketing expenses decreased $1.4 million, primarily due to a marketing campaign that ended early in the fourth quarter of 2025. Loan servicing expenses decreased $875,000 compared with the third quarter of 2025, largely due to the sale of mortgage servicing rights in the third quarter. Management continues to focus on operating efficiency, and the adjusted efficiency ratio(1) improved to 46.54% in the fourth quarter of 2025, compared with 49.47% in the third quarter of 2025.

For the full year 2025, noninterest expense decreased $3.8 million, or 0.6%, to $604.0 million, compared with $607.8 million in 2024. This decrease primarily resulted from decreases in loan servicing expenses and occupancy and equipment expenses of $5.0 million and $3.9 million, respectively. Loan servicing expenses decreased due to the sale of mortgage servicing rights during both 2024 and 2025. The decrease in occupancy and equipment expenses was attributable to lower depreciation, repairs and maintenance, and rental expense. These decreases were partially offset by a $2.8 million increase in data processing and communication expenses, relating to continued technology investments, and a $2.2 million increase in other noninterest expenses, including professional fees and debit card losses.

Income Tax Expense
The Company's effective tax rate for 2025 was 22.8%, compared with 24.6% for 2024. The Company's effective tax rate for the fourth quarter of 2025 was 23.2%, compared with 22.6% for the third quarter of 2025. The increased rate for the fourth quarter of 2025 resulted primarily from a return to provision adjustment made when the Company filed its 2024 income tax returns in the fourth quarter of 2025.

Balance Sheet Trends
Total assets at December 31, 2025 were $27.52 billion, compared with $27.10 billion at September 30, 2025 and $26.26 billion at December 31, 2024. During the fourth quarter of 2025, loans, net of unearned income, increased $255.1 million, or 4.8% annualized. Unfunded commitments increased $282.6 million during the fourth quarter of 2025, due to strong production during the quarter. Loans held for sale increased to $623.2 million at December 31, 2025 from $528.6 million at December 31, 2024. Debt securities available-for-sale increased to $2.21 billion, compared with $1.67 billion at December 31, 2024.

At December 31, 2025, total deposits amounted to $22.38 billion, compared with $21.72 billion at December 31, 2024. During the fourth quarter of 2025, deposits increased $147.9 million, with money market accounts increasing $471.7 million, interest bearing demand accounts increasing $33.0 million and savings accounts increasing $8.3 million, with such increases offset in part by a decrease in noninterest bearing accounts of $331.1 million, a decrease in retail CDs of $33.6 million and a decrease in brokered CDs of $403,000. Noninterest bearing accounts represented 28.7% of total deposits, compared with 30.4% at September 30, 2025 and 29.9% at December 31, 2024.

Shareholders’ equity at December 31, 2025 totaled $4.08 billion, an increase of $324.5 million, or 8.6%, from December 31, 2024.  The increase in shareholders’ equity was primarily the result of earnings of $412.2 million during the full year of 2025 and an improvement in other comprehensive income of $38.4 million resulting from changes in interest rates on the Company's investment portfolio, partially offset by dividends declared and share repurchases. Tangible book value per share(1) increased $5.59 per share, or 14.5%, during the full year of 2025 to $44.18 at December 31, 2025. Tangible common equity as a percentage of tangible assets was 11.37% at December 31, 2025, compared with 10.59% at the end of 2024. The Company repurchased 563,798 shares of its common stock during the quarter ended December 31, 2025.

Credit Quality
During the fourth quarter of 2025, the Company recorded a provision for credit losses of $23.0 million, with the allowance for credit losses remaining stable at 1.62% of loans, compared with a provision of $22.6 million in the third quarter of 2025. Nonperforming assets as a percentage of total assets increased four basis points to 0.44% during the quarter. Approximately $24.3 million, or 20.2%, of the nonperforming assets at December 31, 2025 were GNMA-guaranteed mortgage loans, which have minimal loss exposure. Excluding these government-guaranteed loans, nonperforming assets as a percentage of total assets was relatively flat, having increased two basis points to 0.35% at December 31, 2025, compared with 0.33% at the end of the third quarter of 2025. The net charge-off ratio was 26 basis points for the fourth quarter of 2025, compared with 14 basis points in the third quarter of 2025. For the full year 2025, the net charge-off ratio decreased one basis point to 18 basis points, compared with 19 basis points for 2024.

Conference Call
The Company will host a teleconference at 9:00 a.m. Eastern time on Friday, January 30, 2026, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-844-481-2939. The conference call ID is Ameris Bancorp. A replay of the call will be available beginning one hour after the end of the conference call until February 6, 2026. To listen to the replay, dial 1-855-669-9658. The conference replay access code is 2935441. The financial information discussed will be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com. Participants also may listen to a live webcast of the presentation by visiting the link on the Investor Relations page of the Ameris Bank website.

About Ameris Bancorp
Ameris Bancorp is the parent of Ameris Bank, a state-chartered bank headquartered in Atlanta, Georgia. Ameris operates 163 financial centers across the Southeast and also serves consumer and business customers nationwide through select lending channels. Ameris manages $27.5 billion in assets as of December 31, 2025, and provides a full range of traditional banking and lending products, treasury and cash management, insurance premium financing, and mortgage and refinancing services. Learn more about Ameris at www.amerisbank.com.
(1) Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP financial measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations and assumptions regarding credit quality and performance; legislative and regulatory changes; changes in U.S. government trade, monetary and fiscal policies, including tariffs; competitive pressures on product pricing and services; fraud, theft or other misconduct impacting our customers or operations; cybersecurity risks, including data breaches, malware, ransomware and account takeovers; the success and timing of our business strategies and plans; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and, except as required by law, the Company undertakes no obligation to update or revise forward-looking statements.

For more information, contact:
Brady Gailey
Executive Director of Corporate Development
(404) 240-1517

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2025	2025	2025	2025	2024	2025	2024
EARNINGS
Net income	$108,356	$106,029	$109,834	$87,935	$94,376	$412,154	$358,685
Adjusted net income(1)	$108,848	$105,289	$109,444	$88,044	$95,078	$411,625	$346,640

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$1.59	$1.55	$1.60	$1.28	$1.37	$6.02	$5.21
Diluted	$1.59	$1.54	$1.60	$1.27	$1.37	$6.00	$5.19
Adjusted diluted EPS(1)	$1.59	$1.53	$1.59	$1.28	$1.38	$5.99	$5.02
Cash dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.80	$0.65
Book value per share (period end)	$59.92	$58.56	$57.02	$55.49	$54.32	$59.92	$54.32
Tangible book value per share (period end)(1)	$44.18	$42.90	$41.32	$39.78	$38.59	$44.18	$38.59
Weighted average number of shares
Basic	68,022,346	68,401,737	68,594,608	68,785,458	68,799,464	68,448,812	68,808,830
Diluted	68,328,365	68,665,669	68,796,577	69,030,331	69,128,946	68,705,914	69,061,832
Period end number of shares	68,022,316	68,587,742	68,711,043	68,910,924	69,068,609	68,022,316	69,068,609
Market data
High intraday price	$78.99	$76.58	$65.43	$68.85	$74.56	$78.99	$74.56
Low intraday price	$68.80	$64.30	$48.27	$55.32	$59.12	$48.27	$44.00
Period end closing price	$74.27	$73.31	$64.70	$57.57	$62.57	$74.27	$62.57
Average daily volume	448,341	435,766	416,355	430,737	384,406	432,964	368,293

PERFORMANCE RATIOS
Return on average assets	1.57%	1.56%	1.65%	1.36%	1.42%	1.54%	1.38%
Adjusted return on average assets(1)	1.58%	1.55%	1.64%	1.36%	1.43%	1.53%	1.33%
Return on average common equity	10.63%	10.61%	11.40%	9.39%	10.09%	10.52%	10.01%
Adjusted return on average tangible common equity(1)	14.53%	14.46%	15.76%	13.16%	14.37%	14.49%	13.93%
Earning asset yield (TE)	5.61%	5.66%	5.64%	5.61%	5.67%	5.63%	5.77%
Total cost of funds	1.95%	2.05%	2.06%	2.06%	2.22%	2.03%	2.40%
Net interest margin (TE)	3.85%	3.80%	3.77%	3.73%	3.64%	3.79%	3.56%
Efficiency ratio	46.59%	49.19%	51.63%	52.83%	52.26%	50.00%	53.20%
Adjusted efficiency ratio (TE)(1)	46.54%	49.47%	51.58%	52.62%	51.82%	49.99%	53.88%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	14.81%	14.82%	14.68%	14.42%	14.28%	14.81%	14.28%
Tangible common equity to tangible assets(1)	11.37%	11.31%	11.09%	10.78%	10.59%	11.37%	10.59%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,043	2,068	2,036	2,045	2,021	2,043	2,021
Retail Mortgage Division	538	546	550	577	585	538	585
Warehouse Lending Division	7	8	8	7	8	7	8
Premium Finance Division	85	78	78	81	77	85	77
Total Ameris Bancorp FTE headcount	2,673	2,700	2,672	2,710	2,691	2,673	2,691

Branch locations	163	164	164	164	164	163	164
Deposits per branch location	$137,276	$135,537	$133,736	$133,612	$132,454	$137,276	$132,454
(1)Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2025	2025	2025	2025	2024	2025	2024
Interest income
Interest and fees on loans	$323,833	$321,457	$315,893	$304,168	$318,843	$1,265,351	$1,265,522
Interest on taxable securities	24,886	23,253	20,696	18,492	15,923	87,327	61,518
Interest on nontaxable securities	422	343	334	329	337	1,428	1,338
Interest on deposits in other banks	8,922	9,993	10,715	10,789	11,260	40,419	49,906
Total interest income	358,063	355,046	347,638	333,778	346,363	1,394,525	1,378,284

Interest expense
Interest on deposits	105,314	106,851	106,796	105,215	115,556	424,176	484,673
Interest on other borrowings	7,442	10,231	9,029	6,724	8,986	33,426	44,421
Total interest expense	112,756	117,082	115,825	111,939	124,542	457,602	529,094

Net interest income	245,307	237,964	231,813	221,839	221,821	936,923	849,190

Provision for loan losses	16,601	11,176	3,110	16,519	12,657	47,406	69,841
Provision for unfunded commitments	6,348	11,446	(335)	5,373	148	22,832	(11,048)
Provision for other credit losses	1	8	(3)	—	3	6	—
Provision for credit losses	22,950	22,630	2,772	21,892	12,808	70,244	58,793
Net interest income after provision for credit losses	222,357	215,334	229,041	199,947	209,013	866,679	790,397

Noninterest income
Service charges on deposit accounts	14,088	13,931	13,493	13,133	13,544	54,645	50,893
Mortgage banking activity	31,874	40,666	39,221	35,254	36,699	147,015	160,475
Other service charges, commissions and fees	1,102	1,124	1,158	1,109	1,182	4,493	4,758
Gain (loss) on securities	12	1,581	—	40	(16)	1,633	12,304
Equipment finance activity	8,434	8,858	6,572	6,698	5,947	30,562	21,664
Other noninterest income	6,317	10,114	8,467	7,789	11,603	32,687	43,163
Total noninterest income	61,827	76,274	68,911	64,023	68,959	271,035	293,257

Noninterest expense
Salaries and employee benefits	81,997	90,948	89,308	86,615	87,810	348,868	347,641
Occupancy and equipment	11,321	11,524	11,401	10,677	11,624	44,923	48,784
Data processing and communications expenses	16,236	16,058	15,366	14,855	14,631	62,515	59,699
Credit resolution-related expenses(1)	953	770	657	765	1,271	3,145	2,487
Advertising and marketing	1,984	3,377	3,745	2,883	2,730	11,989	12,612
Amortization of intangible assets	3,879	3,879	4,076	4,103	4,180	15,937	17,189
Loan servicing expenses	7,267	8,142	7,897	7,823	8,300	31,129	36,157
Other noninterest expenses	19,453	19,868	22,810	23,313	21,403	85,444	83,225
Total noninterest expense	143,090	154,566	155,260	151,034	151,949	603,950	607,794

Income before income tax expense	141,094	137,042	142,692	112,936	126,023	533,764	475,860
Income tax expense	32,738	31,013	32,858	25,001	31,647	121,610	117,175
Net income	$108,356	$106,029	$109,834	$87,935	$94,376	$412,154	$358,685

Diluted earnings per common share	$1.59	$1.54	$1.60	$1.27	$1.37	$6.00	$5.19

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Dec	Sep	Jun	Mar	Dec
(dollars in thousands)	2025	2025	2025	2025	2024
Assets
Cash and due from banks	$253,807	$216,927	$249,676	$253,289	$244,980
Interest-bearing deposits in banks	835,113	826,237	920,594	1,039,111	975,397
Debt securities available-for-sale, at fair value	2,207,173	2,131,671	1,871,298	1,943,011	1,671,260
Debt securities held-to-maturity, at amortized cost	203,242	202,581	176,487	173,757	164,677
Other investments	85,443	70,644	69,910	65,630	66,298
Loans held for sale	623,152	604,136	544,091	545,388	528,599

Loans, net of unearned income	21,513,522	21,258,374	21,041,497	20,706,644	20,739,906
Allowance for credit losses	(348,141)	(345,294)	(341,567)	(345,555)	(338,084)
Loans, net	21,165,381	20,913,080	20,699,930	20,361,089	20,401,822

Other real estate owned	2,918	3,137	1,825	863	2,433
Premises and equipment, net	213,097	211,567	211,434	207,895	209,460
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangible assets, net	54,824	58,703	62,582	66,658	70,761
Cash value of bank owned life insurance	420,583	417,096	414,381	410,890	408,574
Other assets	435,500	428,404	442,299	431,713	502,143
Total assets	$27,515,879	$27,099,829	$26,680,153	$26,514,940	$26,262,050

Liabilities
Deposits
Noninterest-bearing	$6,426,145	$6,757,233	$6,800,519	$6,744,781	$6,498,293
Interest-bearing	15,949,850	15,470,845	15,132,156	15,167,628	15,224,155
Total deposits	22,375,995	22,228,078	21,932,675	21,912,409	21,722,448
Other borrowings	558,039	337,094	376,700	276,744	291,788
Subordinated deferrable interest debentures	134,302	133,804	133,306	132,807	132,309
Other liabilities	371,515	384,152	319,794	369,178	363,983
Total liabilities	23,439,851	23,083,128	22,762,475	22,691,138	22,510,528

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	72,898	72,900	72,897	72,885	72,699
Capital stock	1,971,131	1,968,124	1,964,896	1,961,732	1,958,642
Retained earnings	2,210,385	2,115,712	2,023,493	1,927,489	1,853,428
Accumulated other comprehensive income (loss), net of tax	8,312	5,171	(6,886)	(14,430)	(30,119)
Treasury stock	(186,698)	(145,206)	(136,722)	(123,874)	(103,128)
Total shareholders' equity	4,076,028	4,016,701	3,917,678	3,823,802	3,751,522
Total liabilities and shareholders' equity	$27,515,879	$27,099,829	$26,680,153	$26,514,940	$26,262,050

Other Data
Earning assets	$25,467,645	$25,093,643	$24,623,877	$24,473,541	$24,146,137
Intangible assets	1,070,470	1,074,349	1,078,228	1,082,304	1,086,407
Interest-bearing liabilities	16,642,191	15,941,743	15,642,162	15,577,179	15,648,252
Average assets	27,394,953	26,972,134	26,757,322	26,229,423	26,444,894
Average common shareholders' equity	4,044,338	3,964,207	3,865,031	3,798,149	3,719,888

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2025	2025	2025	2025	2024	2025	2024
Allowance for Credit Losses
Balance at beginning of period	$392,362	$377,181	$381,507	$368,663	$364,885	$368,663	$348,727

Provision for loan losses	16,601	11,176	3,110	16,519	12,657	47,406	69,841
Provision for unfunded commitments	6,348	11,446	(335)	5,373	148	22,832	(11,048)
Provision for other credit losses	1	8	(3)	—	3	6	—
Provision for credit losses	22,950	22,630	2,772	21,892	12,808	70,244	58,793

Charge-offs	19,575	13,631	14,227	15,383	17,460	62,816	68,113
Recoveries	5,821	6,182	7,129	6,335	8,430	25,467	29,256
Net charge-offs (recoveries)	13,754	7,449	7,098	9,048	9,030	37,349	38,857

Ending balance	$401,558	$392,362	$377,181	$381,507	$368,663	$401,558	$368,663

Allowance for loan losses	$348,141	$345,294	$341,567	$345,555	$338,084	$348,141	$338,084
Allowance for unfunded commitments	53,342	46,994	35,548	35,883	30,510	53,342	30,510
Allowance for other credit losses	75	74	66	69	69	75	69
Total allowance for credit losses	$401,558	$392,362	$377,181	$381,507	$368,663	$401,558	$368,663

Non-Performing Assets
Nonaccrual portfolio loans	$84,711	$77,257	$75,286	$86,229	$90,206	$84,711	$90,206
Other real estate owned	2,918	3,137	1,825	863	2,433	2,918	2,433
Repossessed assets	4	3	2	—	9	4	9
Accruing loans delinquent 90 days or more	8,492	9,325	8,415	14,930	17,733	8,492	17,733
Non-performing portfolio assets	$96,125	$89,722	$85,528	$102,022	$110,381	$96,125	$110,381
Serviced GNMA-guaranteed mortgage nonaccrual loans	24,347	19,706	11,733	13,441	12,012	24,347	12,012
Total non-performing assets	$120,472	$109,428	$97,261	$115,463	$122,393	$120,472	$122,393

Asset Quality Ratios
Non-performing portfolio assets as a percent of total assets	0.35%	0.33%	0.32%	0.38%	0.42%	0.35%	0.42%
Total non-performing assets as a percent of total assets	0.44%	0.40%	0.36%	0.44%	0.47%	0.44%	0.47%
Net charge-offs as a percent of average loans (annualized)	0.26%	0.14%	0.14%	0.18%	0.17%	0.18%	0.19%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Dec	Sep	Jun	Mar	Dec
(dollars in thousands)	2025	2025	2025	2025	2024
Loans by Type
Commercial and industrial	$3,288,505	$3,299,269	$3,184,211	$3,075,971	$2,953,135
Consumer	180,010	202,688	209,990	213,902	221,735
Mortgage warehouse	1,150,782	1,083,941	1,092,475	891,412	965,053
Municipal	434,234	437,823	436,759	429,227	441,408
Premium Finance	1,306,267	1,358,259	1,294,293	1,176,309	1,155,614
Real estate - construction and development	1,469,250	1,411,178	1,485,842	1,842,431	1,998,506
Real estate - commercial and farmland	9,311,405	9,054,927	8,877,750	8,574,626	8,445,958
Real estate - residential	4,373,069	4,410,289	4,460,177	4,502,766	4,558,497
Total loans	$21,513,522	$21,258,374	$21,041,497	$20,706,644	$20,739,906

Loans by Risk Grade
Pass	$21,305,745	$21,058,458	$20,820,888	$20,468,496	$20,457,340
Other assets especially mentioned	39,709	37,236	66,677	73,783	110,936
Substandard	168,068	162,680	153,932	164,365	171,630
Total loans	$21,513,522	$21,258,374	$21,041,497	$20,706,644	$20,739,906

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2025	2025	2025	2025	2024	2025	2024
Earning Assets
Interest-bearing deposits in banks	$884,149	$883,976	$951,851	$980,164	$899,162	$924,660	$930,145
Debt securities - taxable	2,432,934	2,282,470	2,117,596	1,998,226	1,761,984	2,209,202	1,690,053
Debt securities - nontaxable	45,237	44,823	41,299	41,391	41,494	43,202	41,419
Loans held for sale	758,588	706,679	730,770	565,531	795,904	690,965	547,190
Loans	21,278,859	21,038,350	20,928,825	20,620,777	20,868,216	20,968,702	20,759,247
Total Earning Assets	$25,399,767	$24,956,298	$24,770,341	$24,206,089	$24,366,760	$24,836,731	$23,968,054

Deposits
Noninterest-bearing deposits	$6,668,120	$6,849,129	$6,766,557	$6,522,784	$6,684,851	$6,702,448	$6,567,855
NOW accounts	4,052,397	3,900,999	3,939,802	3,988,458	3,888,404	3,970,399	3,824,094
MMDA	7,347,897	6,977,134	6,918,382	6,911,554	6,864,265	7,039,768	6,395,883
Savings accounts	754,439	756,383	766,331	767,148	761,980	761,027	776,273
Retail CDs	2,325,456	2,344,084	2,393,402	2,436,974	2,474,804	2,374,589	2,440,891
Brokered CDs	1,249,020	1,070,735	1,145,043	962,768	1,057,808	1,107,577	1,274,933
Total Deposits	22,397,329	21,898,464	21,929,517	21,589,686	21,732,112	21,955,808	21,279,929
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—	1	—	—	—	—	—
FHLB advances	423,669	443,243	326,054	149,537	215,116	336,672	335,056
Other borrowings	9,920	169,994	193,492	193,494	279,961	141,299	298,372
Subordinated deferrable interest debentures	134,041	133,541	133,043	132,544	132,048	133,297	131,302
Total Non-Deposit Funding	567,630	746,779	652,589	475,575	627,125	611,268	764,730
Total Funding	$22,964,959	$22,645,243	$22,582,106	$22,065,261	$22,359,237	$22,567,076	$22,044,659

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2025	2025	2025	2025	2024	2025	2024
Interest Income
Interest-bearing deposits in banks	$8,922	$9,993	$10,715	$10,789	$11,260	$40,419	$49,906
Debt securities - taxable	24,886	23,253	20,696	18,492	15,923	87,327	61,518
Debt securities - nontaxable (TE)	535	434	423	416	427	1,808	1,694
Loans held for sale	11,233	11,237	11,578	9,045	11,853	43,093	34,532
Loans (TE)	313,467	311,082	305,154	295,964	307,852	1,225,667	1,234,464
Total Earning Assets	$359,043	$355,999	$348,566	$334,706	$347,315	$1,398,314	$1,382,114

Interest Expense
Interest-Bearing Deposits
NOW accounts	$18,508	$18,230	$18,144	$18,306	$19,099	$73,188	$81,228
MMDA	52,455	54,657	53,469	52,261	57,160	212,842	231,065
Savings accounts	734	813	826	830	850	3,203	3,780
Retail CDs	20,567	21,253	21,852	23,245	25,610	86,917	102,672
Brokered CDs	13,050	11,898	12,505	10,573	12,837	48,026	65,928
Total Interest-Bearing Deposits	105,314	106,851	106,796	105,215	115,556	424,176	484,673
Non-Deposit Funding
FHLB advances	4,347	4,863	3,508	1,362	2,393	14,080	16,581
Other borrowings	169	2,328	2,499	2,350	3,346	7,346	14,313
Subordinated deferrable interest debentures	2,926	3,040	3,022	3,012	3,247	12,000	13,527
Total Non-Deposit Funding	7,442	10,231	9,029	6,724	8,986	33,426	44,421
Total Interest-Bearing Funding	$112,756	$117,082	$115,825	$111,939	$124,542	$457,602	$529,094

Net Interest Income (TE)	$246,287	$238,917	$232,741	$222,767	$222,773	$940,712	$853,020

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2025	2025	2025	2025	2024	2025	2024
Earning Assets
Interest-bearing deposits in banks	4.00%	4.48%	4.52%	4.46%	4.98%	4.37%	5.37%
Debt securities - taxable	4.06%	4.04%	3.92%	3.75%	3.60%	3.95%	3.64%
Debt securities - nontaxable (TE)	4.69%	3.84%	4.11%	4.08%	4.09%	4.18%	4.09%
Loans held for sale	5.87%	6.31%	6.35%	6.49%	5.92%	6.24%	6.31%
Loans (TE)	5.84%	5.87%	5.85%	5.82%	5.87%	5.85%	5.95%
Total Earning Assets	5.61%	5.66%	5.64%	5.61%	5.67%	5.63%	5.77%

Interest-Bearing Deposits
NOW accounts	1.81%	1.85%	1.85%	1.86%	1.95%	1.84%	2.12%
MMDA	2.83%	3.11%	3.10%	3.07%	3.31%	3.02%	3.61%
Savings accounts	0.39%	0.43%	0.43%	0.44%	0.44%	0.42%	0.49%
Retail CDs	3.51%	3.60%	3.66%	3.87%	4.12%	3.66%	4.21%
Brokered CDs	4.15%	4.41%	4.38%	4.45%	4.83%	4.34%	5.17%
Total Interest-Bearing Deposits	2.66%	2.82%	2.83%	2.83%	3.06%	2.78%	3.29%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—%	—%	—%	—%	—%	—%	—%
FHLB advances	4.07%	4.35%	4.32%	3.69%	4.43%	4.18%	4.95%
Other borrowings	6.76%	5.43%	5.18%	4.93%	4.75%	5.20%	4.80%
Subordinated deferrable interest debentures	8.66%	9.03%	9.11%	9.22%	9.78%	9.00%	10.30%
Total Non-Deposit Funding	5.20%	5.44%	5.55%	5.73%	5.70%	5.47%	5.81%
Total Interest-Bearing Liabilities	2.74%	2.94%	2.94%	2.92%	3.16%	2.88%	3.42%

Net Interest Spread	2.87%	2.72%	2.70%	2.69%	2.51%	2.75%	2.35%

Net Interest Margin(2)	3.85%	3.80%	3.77%	3.73%	3.64%	3.79%	3.56%

Total Cost of Funds(3)	1.95%	2.05%	2.06%	2.06%	2.22%	2.03%	2.40%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2025	2025	2025	2025	2024	2025	2024
Net income available to common shareholders	$108,356	$106,029	$109,834	$87,935	$94,376	$412,154	$358,685

Adjustment items:
Loss (gain) on sale of MSR	1,127	(125)	(356)	14	(536)	660	(10,494)
Gain on conversion of Visa Class B-1 stock	—	—	—	—	—	—	(12,554)
Servicing right impairment	910	—	—	—	—	910	—
Gain on BOLI proceeds	(220)	(390)	—	(11)	—	(621)	(1,464)
FDIC special assessment	(1,136)	(318)	(138)	138	(559)	(1,454)	1,455
Natural disaster expenses	—	—	—	—	400	—	550
Loss on bank premises	—	—	—	—	1,203	—	1,203
Tax effect of adjustment items (Note 1)	(189)	93	104	(32)	(107)	(24)	4,166
After tax adjustment items	492	(740)	(390)	109	401	(529)	(17,138)
Tax expense attributable to BOLI restructuring	—	—	—	—	301	—	5,093
Adjusted net income	$108,848	$105,289	$109,444	$88,044	$95,078	$411,625	$346,640

Weighted average number of shares - diluted	68,328,365	68,665,669	68,796,577	69,030,331	69,128,946	68,705,914	69,061,832
Net income per diluted share	$1.59	$1.54	$1.60	$1.27	$1.37	$6.00	$5.19
Adjusted net income per diluted share	$1.59	$1.53	$1.59	$1.28	$1.38	$5.99	$5.02

Average assets	$27,394,953	$26,972,134	$26,757,322	$26,229,423	$26,444,894	$26,842,018	$26,036,681
Return on average assets	1.57%	1.56%	1.65%	1.36%	1.42%	1.54%	1.38%
Adjusted return on average assets	1.58%	1.55%	1.64%	1.36%	1.43%	1.53%	1.33%

Average common equity	$4,044,338	$3,964,207	$3,865,031	$3,798,149	$3,719,888	$3,918,733	$3,583,390
Average tangible common equity	$2,971,985	$2,887,961	$2,784,819	$2,713,847	$2,631,452	$2,840,493	$2,488,588
Return on average common equity	10.63%	10.61%	11.40%	9.39%	10.09%	10.52%	10.01%
Return on average tangible common equity	14.46%	14.57%	15.82%	13.14%	14.27%	14.51%	14.41%
Adjusted return on average tangible common equity	14.53%	14.46%	15.76%	13.16%	14.37%	14.49%	13.93%

Note 1: Tax effect is calculated utilizing a 21% rate for taxable adjustments. Gain on BOLI proceeds is non-taxable and no tax effect is included.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2025	2025	2025	2025	2024	2025	2024
Adjusted Noninterest Expense
Total noninterest expense	$143,090	$154,566	$155,260	$151,034	$151,949	$603,950	$607,794
Adjustment items:
FDIC special assessment	1,136	318	138	(138)	559	1,454	(1,455)
Natural disaster expenses	—	—	—	—	(400)	—	(550)
Loss on bank premises	—	—	—	—	(1,203)	—	(1,203)
Adjusted noninterest expense	$144,226	$154,884	$155,398	$150,896	$150,905	$605,404	$604,586

Total Revenue
Net interest income	$245,307	$237,964	$231,813	$221,839	$221,821	$936,923	$849,190
Noninterest income	61,827	76,274	68,911	64,023	68,959	271,035	293,257
Total revenue	$307,134	$314,238	$300,724	$285,862	$290,780	$1,207,958	$1,142,447

Adjusted Total Revenue
Net interest income (TE)	$246,287	$238,917	$232,741	$222,767	$222,773	$940,712	$853,020
Noninterest income	61,827	76,274	68,911	64,023	68,959	271,035	293,257
Total revenue (TE)	308,114	315,191	301,652	286,790	291,732	1,211,747	1,146,277
Adjustment items:
(Gain)/loss on securities	(12)	(1,581)	—	(40)	16	(1,633)	(12,304)
(Gain)/loss on sale of MSR	1,127	(125)	(356)	14	(536)	660	(10,494)
Gain on BOLI proceeds	(220)	(390)	—	(11)	—	(621)	(1,464)
Servicing right impairment	910	—	—	—	—	910	—
Adjusted total revenue (TE)	$309,919	$313,095	$301,296	$286,753	$291,212	$1,211,063	$1,122,015

Efficiency ratio	46.59%	49.19%	51.63%	52.83%	52.26%	50.00%	53.20%
Adjusted efficiency ratio (TE)	46.54%	49.47%	51.58%	52.62%	51.82%	49.99%	53.88%

Tangible Book Value Per Share	Table 9C
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands except per share data)	2025	2025	2025	2025	2024	2025	2024
Total shareholders' equity	$4,076,028	$4,016,701	$3,917,678	$3,823,802	$3,751,522	$4,076,028	$3,751,522
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	54,824	58,703	62,582	66,658	70,761	54,824	70,761
Total tangible shareholders' equity	$3,005,558	$2,942,352	$2,839,450	$2,741,498	$2,665,115	$3,005,558	$2,665,115

Period end number of shares	68,022,316	68,587,742	68,711,043	68,910,924	69,068,609	68,022,316	69,068,609
Book value per share (period end)	$59.92	$58.56	$57.02	$55.49	$54.32	$59.92	$54.32
Tangible book value per share (period end)	$44.18	$42.90	$41.32	$39.78	$38.59	$44.18	$38.59

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Tangible Common Equity to Tangible Assets	Table 9D
	Dec	Sep	Jun	Mar	Dec
(dollars in thousands except per share data)	2025	2025	2025	2025	2024
Total shareholders' equity	$4,076,028	$4,016,701	$3,917,678	$3,823,802	$3,751,522
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	54,824	58,703	62,582	66,658	70,761
Total tangible shareholders' equity	$3,005,558	$2,942,352	$2,839,450	$2,741,498	$2,665,115

Total assets	$27,515,879	$27,099,829	$26,680,153	$26,514,940	$26,262,050
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	54,824	58,703	62,582	66,658	70,761
Total tangible assets	$26,445,409	$26,025,480	$25,601,925	$25,432,636	$25,175,643

Equity to Assets	14.81%	14.82%	14.68%	14.42%	14.28%
Tangible Common Equity to Tangible Assets	11.37%	11.31%	11.09%	10.78%	10.59%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2025	2025	2025	2025	2024	2025	2024
Retail Mortgage Division
Net interest income	$19,312	$20,179	$22,031	$21,844	$23,714	$83,366	$94,296
Provision for credit losses	(3,142)	529	1,010	5,191	(2,503)	3,588	(2,799)
Noninterest income	30,056	40,081	37,726	34,729	36,623	142,592	167,031
Noninterest expense
Salaries and employee benefits	21,413	21,589	24,358	20,995	22,876	88,355	92,436
Occupancy and equipment expenses	754	760	811	829	951	3,154	3,965
Data processing and telecommunications expenses	1,315	1,232	1,391	1,297	1,222	5,235	5,048
Other noninterest expenses	11,547	12,480	12,496	11,963	12,118	48,486	50,209
Total noninterest expense	35,029	36,061	39,056	35,084	37,167	145,230	151,658
Income before income tax expense	17,481	23,670	19,691	16,298	25,673	77,140	112,468
Income tax expense	3,671	4,970	4,135	3,423	5,391	16,199	23,618
Net income	$13,810	$18,700	$15,556	$12,875	$20,282	$60,941	$88,850

Warehouse Lending Division
Net interest income	$7,430	$7,474	$7,091	$5,902	$6,640	$27,897	$26,772
Provision for credit losses	129	23	369	(175)	(59)	346	275
Noninterest income	736	756	1,893	554	676	3,939	4,209
Noninterest expense
Salaries and employee benefits	556	566	618	552	583	2,292	3,216
Occupancy and equipment expenses	7	7	7	7	6	28	26
Data processing and telecommunications expenses	54	57	59	38	44	208	160
Other noninterest expenses	195	195	96	270	224	756	976
Total noninterest expense	812	825	780	867	857	3,284	4,378
Income before income tax expense	7,225	7,382	7,835	5,764	6,518	28,206	26,328
Income tax expense	1,517	1,550	1,646	1,210	1,369	5,923	5,529
Net income	$5,708	$5,832	$6,189	$4,554	$5,149	$22,283	$20,799

Premium Finance Division
Net interest income	$11,802	$12,251	$11,190	$9,880	$10,390	$45,123	$36,405
Provision for credit losses	926	461	716	456	517	2,559	883
Noninterest income	17	18	17	16	13	68	45
Noninterest expense
Salaries and employee benefits	2,446	2,492	2,331	2,352	2,029	9,621	8,194
Occupancy and equipment expenses	37	39	36	37	51	149	225
Data processing and telecommunications expenses	106	101	91	129	106	427	370
Other noninterest expenses	1,240	1,075	1,115	969	1,173	4,399	4,436
Total noninterest expense	3,829	3,707	3,573	3,487	3,359	14,596	13,225
Income before income tax expense	7,064	8,101	6,918	5,953	6,527	28,036	22,342
Income tax expense	1,450	1,669	1,410	1,214	1,334	5,743	4,525
Net income	$5,614	$6,432	$5,508	$4,739	$5,193	$22,293	$17,817

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended					Twelve Months Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
(dollars in thousands)	2025	2025	2025	2025	2024	2025	2024
Banking Division
Net interest income	$206,763	$198,060	$191,501	$184,213	$181,077	$780,537	$691,717
Provision for credit losses	25,037	21,617	677	16,420	14,853	63,751	60,434
Noninterest income	31,018	35,419	29,275	28,724	31,647	124,436	121,972
Noninterest expense
Salaries and employee benefits	57,582	66,301	62,001	62,716	62,322	248,600	243,795
Occupancy and equipment expenses	10,523	10,718	10,547	9,804	10,616	41,592	44,568
Data processing and telecommunications expenses	14,761	14,668	13,825	13,391	13,259	56,645	54,121
Other noninterest expenses	20,554	22,286	25,478	25,685	24,369	94,003	96,049
Total noninterest expense	103,420	113,973	111,851	111,596	110,566	440,840	438,533
Income before income tax expense	109,324	97,889	108,248	84,921	87,305	400,382	314,722
Income tax expense	26,100	22,824	25,667	19,154	23,553	93,745	83,503
Net income	$83,224	$75,065	$82,581	$65,767	$63,752	$306,637	$231,219

Total Consolidated
Net interest income	$245,307	$237,964	$231,813	$221,839	$221,821	$936,923	$849,190
Provision for credit losses	22,950	22,630	2,772	21,892	12,808	70,244	58,793
Noninterest income	61,827	76,274	68,911	64,023	68,959	271,035	293,257
Noninterest expense
Salaries and employee benefits	81,997	90,948	89,308	86,615	87,810	348,868	347,641
Occupancy and equipment expenses	11,321	11,524	11,401	10,677	11,624	44,923	48,784
Data processing and telecommunications expenses	16,236	16,058	15,366	14,855	14,631	62,515	59,699
Other noninterest expenses	33,536	36,036	39,185	38,887	37,884	147,644	151,670
Total noninterest expense	143,090	154,566	155,260	151,034	151,949	603,950	607,794
Income before income tax expense	141,094	137,042	142,692	112,936	126,023	533,764	475,860
Income tax expense	32,738	31,013	32,858	25,001	31,647	121,610	117,175
Net income	$108,356	$106,029	$109,834	$87,935	$94,376	$412,154	$358,685